Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-196220-02) of PECO Energy Company of our report dated February 10, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of PECO Energy Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 10, 2016